Exhibit 8.1

The following is a list of subsidiaries of CEMEX, S.A.B. de C.V. as of December 31, 2018, including the name of each subsidiary and its country of incorporation.

1.	CEMEX México, S.A. de C.V.	Mexico
2.	CEMEX Operaciones México, S.A. de C.V.	Mexico
3.	Empresas Tolteca de México, S.A. de C.V.	Mexico
4.	CEMEX Central, S.A. de C.V.	Mexico
5.	CEMEX Energía S.A.P.I. de C.V.	Mexico
6.	TEG Energía, S.A. de C.V.	Mexico
7.	Cementos Guadalajara, S.A. de C.V.	Mexico
8.	Cementos Tolteca, S.A. de C.V.	Mexico
9.	Servicios Cemento Cemex, S.A. de C.V.	Mexico
10.	CEMEX Agregados, S.A. de C.V.	Mexico
11.	Compañía Minera Atoyac, S.A. de C.V.	Mexico
12.	Servicios Profesionales Cemex, S.A. de C.V.	Mexico
13.	Sinergia Deportiva, S.A. de C.V.	Mexico
14.	Asesoría Especializada en Inmuebles, S.A. de C.V.	Mexico
15.	Inmobiliaria Ferri, S.A. de C.V.	Mexico
16.	Concretos Monterrey, S.A. de C.V.	Mexico
17.	Pro Ambiente, S.A. de C.V.	Mexico
18.	Servicios Proambiente, S.A. de C.V.	Mexico
19.	Inmobiliaria Rio San Martin, S.A. de C.V.	Mexico
20.	Servicios Para La Autoconstrucción, S.A. de C.V.	Mexico
21.	CEMEX Concretos, S.A. de C.V.	Mexico
22.	Cementos Anahuac, S.A. de C.V.	Mexico
23.	CEMEX Internacional, S.A. de C.V.	Mexico
24.	Comercializadora Construrama, S.A. de C.V.	Mexico
25.	Proveedora Mexicana de Materiales, S.A. de C.V.	Mexico
26.	Mercis, S.A. de C.V.	Mexico
27.	CEMEX Construcción, S.A. de C.V.	Mexico
28.	CEMEX Transporte, S.A. de C.V.	Mexico
29.	Servicios Promexma, S.A. de C.V.	Mexico
30.	Construmexcla, S.A. de C.V.	Mexico
31.	Tu Casa de Materiales TUCAMA, S.A. de C.V.	Mexico
32.	BIM Infraestructura, S.A. de C.V.	Mexico
33.	Materiales Para CASA MATCASA, S.A. de C.V.	Mexico
34.	La Única Casa de Materiales, S.A. de C.V.	Mexico
35.	CEMEX Aditivos, S.A. de C.V.	Mexico
36.	Global Construction Systems, S.A. de C.V.	Mexico
37.	Servicios Concreto CEMEX, S.A. de C.V.	Mexico
38.	CEMEX Vivienda, S.A. de C.V.	Mexico
39.	Transportes Especializados Multicarga, S.A. de C.V.	Mexico
40.	New Sunward Holding B.V.	The Netherlands
41.	RMC Holdings B.V.	The Netherlands
42.	APO Cement Corporation	Philippines
43.	CEMEX Holdings Philippines, Inc.	Philippines
44.	Solid Cement Corporation	Philippines
45.	CEMEX Asia Holdings Ltd.	Singapore
46.	CEMEX Construction Materials Pacific LLC	USA
47.	CEMEX International Trading LLC	USA
48.	CEMEX Materials LLC	USA
49.	CEMEX Construction Materials Florida LLC	USA
50.	CEMEX, Inc.	USA
51.	CEMEX Finance LLC	USA
52.	CEMEX Corp.	USA

53.	Transenergy, Inc.	USA
54.	CEMEX Holdings, Inc.	USA
55.	Sunbelt Investments Inc.	USA
56.	CEMEX Global Sourcing, Inc.	USA
57.	CEMEX Admix USA, LLC	USA
58.	CEMEX Construction Materials South LLC	USA
59.	CEMEX Construction Materials Atlantic LLC	USA
60.	CEMEX Cement of Louisiana, Inc.	USA
61.	RMC Pacific Materials, LLC	USA
62.	Cement Transit Company	USA
63.	Kosmos Cement Company	USA
64.	CEMEX Nevada LLC	USA
65.	New Line Transport LLC	USA
66.	CEMEX Construction Materials Houston LLC	USA
67.	CEMEX Leasing LLC	USA
68.	Readymix Materials Holdings LLC	USA
69.	Twin Mountain Rock Company	USA
70.	Guernsey Stone Co.	USA
71.	Western Equipment Company	USA
72.	CEMEX Steel Framing, Inc.	USA
73.	CEMEX AM Holdings LLC	USA
74.	CEMEX Caribbean LLC	USA
75.	CEMEX SW Florida Limestone Holdings LLC	USA
76.	CEMEX SW Florida Sand Holdings LLC	USA
77.	Hogan Island Limestone LLC	USA
78.	Immokalee Sand LLC	USA
79.	MILI LLC	USA
80.	OXI LLC	USA
81.	Mineral Resources Technologies Inc.	USA
82.	VAPPS, LLC	USA
83.	ALC Las Vegas Mining Claims LLC	USA
84.	LV Western Mining Claims LLC	USA
85.	CEMEX Southeast Holdings LLC	USA
86.	CEMEX Southeast LLC	USA
87.	Ready Mix USA LLC	USA
88.	Cemento Bayano, S.A.	Panama
89.	CEMEX Concretos, S.A.	Panama
90.	Pavimentos Especializados, S.A.	Panama
91.	CEMEX Colombia, S.A.	Colombia
92.	Cemex Premezclados de Colombia S.A.	Colombia
93.	Cemex Transportes de Colombia S.A.	Colombia
94.	Central de Mezclas, S.A.	Colombia
95.	Neoris Colombia S.A.S.	Colombia
96.	ZONA FRANCA ESPECIAL CEMENTERA DEL MAGDALENA MEDIO S.A.S. (ZOMAM S.A.S.)	Colombia
97.	CEMEX España, S.A.	Spain
98.	CEMEX España Operaciones, S.L.U.	Spain
99.	CEMEX Latam Holdings, S.A.	Spain
100.	CEMEX Jamaica Limited	Jamaica
101.	CEMEX (Costa Rica), S.A.	Costa Rica
102.	CEMEX Nicaragua, S.A.	Nicaragua
103.	CEMEX El Salvador, S.A.	Salvador
104.	CEMEX Haiti	Haiti
105.	Assiut Cement Company	Egypt
106.	CEMEX France Gestion (S.A.S.)	France
107.	CEMEX Deutschland AG	Germany

108.	CEMEX Holdings (Israel) Ltd.	Israel
109.	CHEMOCRETE LTD.	Israel
110.	Israel America Aggregates Ltd.	Israel
111.	Lime & Stone Production Company Ltd.	Israel
112.	Readymix Industries (Israel) Ltd.	Israel
113.	Kadmani Readymix Concrete Ltd.	Israel
114.	CEMEX UK	UK
115.	CEMEX Investments Limited	UK
116.	CEMEX UK Operations Limited	UK
117.	CEMEX UK Cement Limited	UK
118.	CEMEX UK Marine Limited	UK
119.	CEMEX Paving Solutions Limited	UK
120.	CEMEX UK Materials Limited	UK
121.	CEMEX UK Services Limited	UK
122.	CEMEX UK Properties Limited	UK
123.	RMC Explorations Ltd	UK
124.	The Rugby Group Ltd	UK
125.	RMC Russell Ltd	UK
126.	Mineral and Energy Resources (UK) Ltd	UK
127.	CEMEX Hrvatska d.d.	Croatia
128.	Menkent, S. de R.L. de C.V.	Mexico
129.	CEMEX de Puerto Rico, Inc.	Puerto Rico
130.	CEMEX Holdings (Malaysia) Sdn Bhd	Malaysia
131.	CEMEX Dominicana, S.A.	Dominican Republic
132.	CEMEX Polska sp Z.o.o.	Poland
133.	CEMEX SIA	Latvia
134.	CEMEX Czech Republic, s.r.o.	Czech Republic
135.	CxNetworks N.V.	The Netherlands
136.	Neoris N.V.	The Netherlands
137.	New Sunward Holding Financial Ventures B.V.	The Netherlands
138.	CEMEX AS	Norway
139.	Sunbulk Shipping Limited	Barbados
140.	CEMEX LAN Trading Corporation	Barbados
141.	Arawak Cement Company Limited	Barbados
142.	CEMEX France Gestion (S.A.S.)	France
143.	Gestión Integral de Proyectos, S.A.	Guatemala
144.	Cementos de Centroamérica, S.A.	Guatemala
145.	Cemex Guatemala, S.A.	Guatemala
146.	Equipos para uso de Guatemala, S.A.	Guatemala
147.	Global Concrete, S.A.	Guatemala
148.	CEMEX Perú, S.A.	Peru
149.	Cemex Supermix L.L.C.	United Arab Emirates
150.	Cemex Topmix L.L.C.	United Arab Emirates
151.	CEMEX ARABIA FZC	United Arab Emirates
152.	Cemex Falcon L.L.C.	United Arab Emirates
153.	Lomez International B.V.	The Netherlands
154.	Cemex Research Group AG	Switzerland
155.	CEMEX Asia B.V.	The Netherlands
156.	CEMEX Egyptian Investments B.V.	The Netherlands
157.	Cemex Africa and Middle East Investments B.V.	The Netherlands
158.	Interamerican Investments, Inc.	USA
159.	Cemex Trademarks Holding Ltd.	Switzerland
160.	AB Akmenes cementas	Lituania
161.	CEMEX Argentina, S.A.	Argentina
162.	Trinidad Cement Limited	Trinidad and Tobago
163.	Caribbean Cement Company Limited	Jamaica

164.	Mustang Re Limited	Bermuda
165.	Falcon Re Ltd.	Barbados
166.	Apollo Re Ltd.	Barbados
167.	Torino Re Ltd.	Barbados
168.	CEMEX NY Corporation	USA
169.	CEMEX Imports, Inc.	Puerto Rico
170.	CEMEX Finance Latam B.V.	The Netherlands
171.	Cemex International Holding AG	Austria